UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2003

MEREDITH ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31514	95-4246740

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3000 Sand Hill Road Building 2, Suite 120 Menlo Park, California	94025

(Address of principal executive offices)	(Zip Code)

(650) 233-7140

(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

ITEM 5—Other Events

As previously disclosed, the tenant in our Ontario property, Adelphia Communications Corporation, has declared bankruptcy. We do not believe there will be any resolution with respect to our lease with Adelphia in the short term. Adelphia is current with its rent as of the date of this report. The loan on this property is due in March 2004, and the current lender may not want to extend the term. We are reviewing financing alternatives.

The lease with AMC Theatre, a tenant in our 321,000 square foot Northlake Festival property in Atlanta, expires in May 2004. AMC leases 25,000 square feet in the Northlake Festival, and we are reviewing the prospects for rehabbing the vacant free-standing building.

ITEM 7—Financial Statements, Pro Forma Financial Information and Exhibits.

(a)    Not Applicable

(b)    Not Applicable

(c)    Exhibits—none

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEREDITH ENTERPRISES, INC. (Registrant)

Date: November 11, 2003	/S/ CHARLES P. WINGARD

Charles P. Wingard Chief Financial Officer